Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350

In connection with the Quarterly Report (the “Report”) of Pluristem Therapeutics Inc. (the “Company”) on Form 10-Q for the period ended September 30, 2020, as filed with the Securities and Exchange Commission on the date hereof, I, Yaky Yanay, Chief Executive Officer and President of the Company, certify, pursuant to 18 U.S.C. 1350, that to my knowledge:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 5, 2020
	By:	/s/ Yaky Yanay
Yaky Yanay
Chief Executive Officer and President